UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2018

_______________________________________________________________

GOLD UNION INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-54761	42-1772663
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

L8-09 Wisma BU 8, No. 11 Lebuh Bandar Utama,

Bandar Utama PJU 6

47600 Petaling Jaya, Selangor, Malaysia

(Address of principal executive offices) (Zip Code)

+603 77339088
(Registrant’s telephone number, including area code)

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events.

Corporate Reorganization; Dividend Distribution

We, through our wholly owned subsidiary G.U. International Limited, a limited company incorporated under the laws of the Republic of Seychelles (“GUI”), own 480 shares of Phnom Penh Golden Corridor Trading Co. Limited, a private limited company incorporated under the laws of the Kingdom of Cambodia (“PPGCT”), representing 48% of the issued and outstanding shares of common stock of PPGCT (the “GUI PPGCT Shares”). PPGCT owns three parcels of land located in the Kingdom of Cambodia, Kampong Speu Province, Chbarmorn District measuring an aggregate of 172,510 square meters (collectively, the “Properties”).

On November 20, 2017, we and GUI entered into an agreement (the “Sales Agreement”) with Hedi Property Sdn. Bhd., a company incorporated under the laws of Malaysia (“Hedi”), pursuant to which we reorganized our holding of the GUI PPGCT Shares. On February 1, 2018, we completed such reorganization and transferred the GUI PPGCT Shares to Hedi, a shell company created for holding GUI PPGCT Shares, in exchange for One Million Six Hundred Thirty One Thousand Two Hundred Forty Five (1,631,245) shares of Hedi’s ordinary shares, representing approximately 99.9% of Hedi (the “Hedi Shares”). The Hedi Shares were valued at One Million Six Hundred Thirty One Two Hundred Forty Five Malaysian Ringgit (RM 1,631,245), in accordance with the terms and conditions of the Sales Agreement.

As a result of this transaction, our new corporate structure is set forth below:

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Dividend Distribution

On February 2, 2018, the Board of Directors of the Company approved the distribution of the Hedi Shares to the shareholders of record of the Company as at February 1, 2018, on a pro rata basis of one (1) Hedi Share for every 1632.58 shares of our common stock held by such shareholder of record. Shareholders that are entitled to three tens (3/10) or more of a Hedi Share shall receive one (1) whole Hedi Share. As a result of this distribution, our new corporate structure will be as set forth below:

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD UNION INC.
Dated: February 5, 2018

	By:	/s/ Yew Chuan Lim
Yew Chuan Lim
Chief Executive Officer and Chief Financial Officer

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